Exhibit 23.4

                        Consent of Deloitte & Touche LLP
               Oregon Trail Financial Corp.'s Independent Auditors
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INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of FirstBank NW Corp. on Form S-4 of our report dated May 2, 2003, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Portland, Oregon
June 26, 2003